Exhibit 4

                                 Form of Warrant

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                                E.DEAL.NET, INC.



Warrant Certificate No.        Number of Warrants:                        Dated:


         E.Deal.Net, Inc., a company organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, [-----], or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company [----] shares (the "Warrant Shares") of common stock, $0.001 par value (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $0.20 per share (as adjusted from time to time as provided in Section 10, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on [----], 2001 (the "Expiration Date")[A date which is 36 months from the date of issuance], and subject to the following terms and conditions:

     1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof form time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.


     2. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

     3. Registration of Transfers and Exchange of Warrants

     (a) Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant


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evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 13 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     4. Exercise of Warrants.

     (a) Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to, the Company, at its address set forth in Section 13, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, to the warrant escrow agent, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

     A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

     (c) This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of 50,000 Warrant Shares or such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.


     5. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full


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Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

     6. Notice. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to E.Deal.Net, Inc., 1628 West 1st Ave., Suite 214 Vancouver, British Columbia, Canada V6J 1G1 , Attention:
President, or if sent by facsimile, or (ii) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

     7. Warrant Agent.

     (a) Initially, Holladay Stock Transfer, Inc. shall serve as warrant agent under this Warrant. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona 85251; (480) 481-3940.

     Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

     (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

     8. Redemption.

     This Warrant is redeemable by the Company at any time after 6 months from the date of issuance, upon 30 days written notice (the "Redemption Notice") to the registered holder thereof at a price of $0.0001 per Warrant. This Warrant may no longer be assigned or otherwise transferred by the record holder thereof, following the date on which the Redemption Notice is given. However, the record holder of this Warrant may still exercise the Warrant during the period between the date of the Redemption Notice and the date specified therein for the redemption of the Warrant.


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     9. Miscellaneous.

     (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

     (b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

     (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principals of conflicts of law thereof.

     (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

     (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     (f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

     (g) As used herein, the term "Common Stock" shall mean and include the Company's currently authorized Common Stock ($.001 par value) and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.


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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.


                                             E.DEAL.NET, INC.



                                             By: ____________________________

                                             Name: __________________________

                                             Title: _________________________


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                          FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To E.DEAL.NET, INC.
1628 West 1st Ave., Suite 214
Vancouver, British Columbia, Canada V6J 1G1

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock ("Common Stock"), [$-- ] par value, of E.Deal.Net, Inc. and encloses herewith $___________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of


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                         (Please print name and address)

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           PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

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                         (Please print name and address)

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Dated: __________, ____                        Name of Warrant Holder:

                                               (Print)_________________________
                                               (By:)___________________________
                                               (Name:)
                                               (Title:)

                                               Signature must conform in all
                                               respects to name of Warrant
                                               Holder as specified on the face
                                               of the Warrant)


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                               FORM OF ASSIGNMENT
           [To be completed and signed only upon transfer of Warrant]


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of e.Deal.Net, Inc. to which the within Warrant relates and appoints __________ attorney to transfer said right on the books of [The Company] with full power of substitution in the premises.

Dated: ______________


                                               _______________________________
                                               Signature must conform in all
                                               respects to name of Warrant
                                               Holder as specified on the face
                                               of the Warrant)


                                               _______________________________
                                               Address of Transferee

                                               _______________________________

                                               _______________________________

                                               In the presence of: